Exhibit 99.2
If you choose to participate in the Election, please return this entire page—do not cut or tear.
Florida Rock Industries, Inc. Common Stock Election Form
Please refer to the enclosed instructions and the proxy statement/prospectus for an explanation of the terms of the election.
This election expires at 5 p.m. New York City Time on                     , 2007.
1. HOLDINGS
A.	Number of shares of Florida Rock Common Stock (“Florida Rock shares”) you hold in certificate form:

B.	Number of Florida Rock shares you hold in book-entry form:

C.	Total number of Florida Rock shares you own in this account:
2. SURRENDERING SHARES YOU HOLD IN CERTIFICATE FORM
Explanation for columns appearing below.

A.	Listing of the certificate number(s) of Florida Rock stock certificate(s) you own.

B.	Number of Florida Rock shares represented by your stock certificate(s).

C.	Mark the box(es) corresponding with the certificate number(s) you are enclosing to surrender.

D.	If some or all of the certificates you wish to surrender have been lost, stolen or destroyed, read “Instructions Regarding Missing Certificates” and complete Box A on the reverse side, and mark the Box(es) under Column D below to indicate which certificates are lost. Please remember to include a check or money order made payable to The Bank of New York as described under “Instructions Regarding Missing Certificates.”

D.
		C.	I wish to surrender
		I wish to surrender	this certificate
A.	B.	and have enclosed	but am unable to
Certificate Numbers	Number of Shares	this certificate	locate it.
		☐	☐
		☐	☐
		☐	☐
		☐	☐
		☐	☐
3. ELECTION CHOICES: Choose ONE of the following options (A, B, or C). See Instruction 1. Your election choice may be subject to proration—see the proxy statement/prospectus.
A.	☐	Mark this box to elect STOCK consideration for ALL of your Florida Rock shares (0.63 of a share of Virginia Holdco for each Florida Rock share).

OR

B.	☐	Mark this box to elect CASH consideration for ALL of your Florida Rock shares ($67.00 in cash for each Florida Rock share).

OR

C.	☐	Mark this box to elect a combination of STOCK and CASH consideration, and write the number of shares for each type of consideration in the boxes below.

	Full Shares		Fractional Shares
STOCK
Consideration:	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	.	☐ ☐ ☐ ☐

CASH
Consideration:	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	.	☐ ☐ ☐ ☐
4.	☐	Mark this box if you have special issuance and payment or special delivery instructions, and complete the appropriate box on the reverse side of this Election Form.

Exchange Agent Account #:
[Name]

[Address]	Signature of Owner	Date

	Signature of Co-owner, if any	Date
All registered owners, as shown on the left, must sign

Florida Rock Industries, Inc. Common Stock Election Form
Please refer to the enclosed instructions and the proxy statement/prospectus for an explanation of the terms of the election.
This election expires at 5 p.m. New York City Time on                     , 2007.
1. HOLDINGS
A.	Number of shares of Florida Rock Common Stock (“Florida Rock shares”) you hold in certificate form:

B.	Number of Florida Rock shares you hold in book-entry form:

C.	Total number of Florida Rock shares you own in this account:
2. SURRENDERING SHARES YOU HOLD IN CERTIFICATE FORM
Our records indicate that none of the shares in this account are represented by stock certificates. Therefore, the area below has been intentionally left blank. Please proceed to Section 3 to make your election choice.
3. ELECTION CHOICES: Choose ONE of the following options (A, B, or C). See Instruction 1. Your election choice may be subject to proration—see the proxy statement/prospectus.
A.	☐	Mark this box to elect STOCK consideration for ALL of your Florida Rock shares (0.63 of a share of Virginia Holdco for each Florida Rock share).

OR

B.	☐	Mark this box to elect CASH consideration for ALL of your Florida Rock shares ($67.00 in cash for each Florida Rock share).

OR

C.	☐	Mark this box to elect a combination of STOCK and CASH consideration, and write the number of shares for each type of consideration in the boxes below.

	Full Shares	Fractional Shares
STOCK
Consideration:	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	.	☐ ☐ ☐ ☐

CASH
Consideration:	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	.	☐ ☐ ☐ ☐
4.	☐	Mark this box if you have a special issuance and payment or special delivery instructions, and complete the appropriate box on the reverse side of this Election Form.

Exchange Agent Account #:
[Name]

[Address]	Signature of Owner	Date

	Signature of Co-owner, if any	Date
All registered owners, as shown on the left, must sign

Florida Rock Industries, Inc. Common Stock Election Form
Please refer to the enclosed instructions and the proxy statement/prospectus for an explanation of the terms of the election.
This election expires at 5 p.m. New York City Time on ______________, 2007.
1.	HOLDINGS

A.	Number of shares of Florida Rock Common Stock (“Florida Rock shares”) you hold in certificate form:

B.	Number of Florida Rock shares you hold in book-entry form:

C.	Total number of Florida Rock shares you own in this account:

2.	SURRENDERING SHARES YOU HOLD IN CERTIFICATE FORM
Our records indicate that this account includes more than five certificates. Please use this section to specify the certificate(s) you wish to tender. If you need a list of your stock certificates, please call us at the number listed on the back of this form. If you need more space to list your certificates, please continue on a separate sheet.
A.	Use this column to list the certificate number(s) of Florida Rock stock certificate(s) you own.

B.	Use this column to indicate the number of Florida Rock shares represented by each stock certificate.

C.	Mark the box(es) corresponding with the certificate number(s) you are enclosing to surrender.

D.	If some or all of the certificates you wish to surrender have been lost, stolen or destroyed, read “Instructions Regarding Missing Certificates” and complete Box A on the reverse side, and mark the Box(es) under Column D below to indicate which certificates are lost. Please remember to include a check or money order made payable to The Bank of New York as described under “Instructions Regarding Missing Certificates.”

A.		C.	D.
Certificate	B.	I wish to surrender and have	I wish to surrender this certificate,
Number(s)	Shares	enclosed this certificate.	but I am unable to locate it.

3.	ELECTION CHOICES: Choose ONE of the following options (A, B, or C). See Instruction 1. Your election choice may be subject to proration—see the proxy statement/prospectus.

A.	☐	Mark this box to elect STOCK consideration for ALL of your Florida Rock shares (0.63 of a share of Virginia Holdco for each Florida Rock share).
OR
B.	☐	Mark this box to elect CASH consideration for ALL of your Florida Rock shares ($67.00 in cash for each Florida Rock share).
OR
C.	☐	Mark this box to elect a combination of STOCK and CASH consideration, and write the number of shares for each type of consideration in the boxes below.

	Full Shares		Fractional Shares
STOCK Consideration:	☐☐☐☐☐☐☐☐	.	☐☐☐☐

CASH Consideration:	☐☐☐☐☐☐☐☐	.	☐☐☐☐

4.	☐	Mark this box if you have special issuance and payment or special delivery instructions, and complete the appropriate box on the reverse side of this Election Form.

[Name] [Address]	Exchange Agent Account #:

	Signature of Owner	Date

	Signature of Co-owner, if any	Date
All registered owners, as shown on the left, must sign

Mailing and Delivery Instructions:
     If you decide to participate in the Election and your shares of Florida Rock Common Stock are held in certificate form, you must return the Florida Rock share certificate(s) with your completed and signed Election Form and any other required documents to the Exchange Agent at one of the addresses below. Your properly completed election must be received prior to the Election Deadline. We have enclosed a pre-addressed envelope for your convenience.

By Mail: The Bank of New York Florida Rock Industries, Inc. P.O. Box 859208 Braintree, MA 02185-9208	By Overnight Courier: The Bank of New York Florida Rock Industries, Inc. 161 Bay State Drive Braintree, MA 02184	By Hand: The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window Street Level New York, NY 10286
     Delivery shall be effected, and risk of loss and title to any Florida Rock share certificate(s) shall pass, only upon proper delivery of this Election Form and any Florida Rock share certificate(s). Delivery of this Election Form to an address other than set forth above will NOT constitute a valid delivery to the Exchange Agent.
For Information About the Election:
     If you have additional questions, you may contact D. F. King & Co., Inc., the Information Agent, by telephone at (800) 347-4750 ((212) 269-5550 outside the U.S. and Canada), or by mail at 48 Wall Street, New York, NY 10005.
By signing the front of this Election Form, I represent and warrant as follows:
     (1) I have full power and authority to surrender the Florida Rock shares represented by the stock certificate(s) surrendered herewith or transferred in book-entry form, or covered by a guarantee of delivery, free and clear of all liens, claims and encumbrances. I will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent to be appropriate or necessary to complete the surrender and exchange of my Florida Rock shares.
     (2) I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Election Form, duly completed and manually signed, together with any Florida Rock stock certificate(s) and all accompanying evidences of authority. I agree that all questions as to validity, form and eligibility of any surrender of the Florida Rock shares will be determined by the Exchange Agent or Virginia Holdco.
     (3) I understand that, pending the completion of the Florida Rock Merger, I may not and shall not sell or otherwise transfer the Florida Rock shares subject to this Election Form unless the merger agreement is terminated or I properly revoke this election prior to the election deadline.
     (4) I acknowledge that, until I properly surrender the Florida Rock certificate(s) for the Florida Rock shares to which this Election Form relates or properly transfer such Florida Rock shares in book-entry form, I will not receive any consideration issuable or payable as a result of the Florida Rock Merger. I further understand that no interest will be payable with respect to any cash to be paid pursuant to the Florida Rock Merger or with respect to dividends or distributions payable or surrender of any Florida Rock shares. Delivery of Florida Rocks certificate(s) will be effected, and risk of loss and title to the Florida Rock certificate(s) will pass, only upon proper delivery thereof to the Exchange Agent in the appropriate manner to one of the addresses shown above.

Box A
Instructions Regarding Missing Certificates:
     [                ]

Box B Special Issuance and Payment Instructions:	Box C Special Delivery Instructions:

(to be completed ONLY if the merger consideration is to be issued in the name of someone other than that shown on the front of this Election Form)	(to be completed ONLY if the merger consideration is to be mailed to the undersigned at an address other than that shown on the front of this Election Form)

Issue ☐ check and/or ☐ Holdings Shares to:	Mail ☐ check and/or ☐ Holdings Shares to:

Name:	Name:

Address:	Address:

(If you complete this box, you will need a signature guarantee by an eligible institution, see Instruction 4 and 6 of the enclosed General Instructions)	(check this box if this is permanent change of address ☐)
(If you complete this box, you will need a signature guarantee by an eligible institution, see Instruction 4 or 7 of the enclosed General Instructions)
If you complete Box B or Box C, please sign below:

MEDALLION SIGNATURE GUARANTEE

Signature

(Stamp Here)

Signature of Co-Owner, if Any

FLORIDA ROCK
To the Holders of Florida Rock Common Stock:
     Florida Rock Industries, Inc. (“Florida Rock”) and Vulcan Materials Company (“Vulcan”) have entered into a merger agreement that will combine Florida Rock and Vulcan into a company named Virginia Holdco, Inc. (“Virginia Holdco”), a wholly-owned subsidiary of Vulcan. In the proposed business combination, Florida Rock will merge with a wholly-owned subsidiary of Virginia Holdco, with Florida Rock continuing as the surviving corporation, (the “Florida Rock Merger”), and Vulcan will merge with a separate wholly-owned subsidiary of Virginia Holdco, with Vulcan continuing as the surviving corporation (the “Vulcan Merger”). In the Florida Rock Merger, each Florida Rock share will be converted into the right to receive either (1) $67.00 in cash or (2) 0.63 of a Virginia Holdco share, or a combination thereof, in each case subject to proration as described below. “After completion of the mergers, Virginia Holdco will be renamed “Vulcan Materials Company” and Vulcan will be renamed “VMC Corp.” We are pleased to offer Florida Rock shareholders the opportunity to indicate whether they prefer to receive the cash consideration or the share consideration, or some combination thereof, in exchange for their Florida Rock shares (subject to proration as described below). This election will be effective only upon the completion of the Florida Rock Merger, which is subject to the satisfaction of a number of conditions, including the approval of the merger agreement by Florida Rock shareholders. A complete description of the merger agreement and of the election and proration procedures is included in the proxy statement/prospectus of Florida Rock that was mailed under separate cover to Florida Rock shareholders on or about ___________, 2007. You should read the proxy statement/prospectus carefully and in its entirety.
     Enclosed is an Election Form that you must complete, sign and return to The Bank of New York, the Exchange Agent, in order to make an election. If you hold Florida Rock shares that are represented by Florida Rock stock certificate(s), you must also include such Florida Rock stock certificate(s) with the Election Form or execute a notice of guaranteed delivery substantially in the form of the enclosed. If you hold your Florida Rock shares in book-entry form, you only need to return the Election Form. Please use the enclosed envelope to return your Election Form and related documents to the Exchange Agent. FOR YOUR ELECTION TO BE EFFECTIVE, THE EXCHANGE AGENT MUST RECEIVE YOUR ELECTION FORM AND OTHER REQUIRED DOCUMENTS (INCLUDING YOUR FLORIDA ROCK STOCK CERTIFICATE(S), IF APPLICABLE) AT ONE OF THE ADDRESSES ON THE ELECTION FORM NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON __________, 2007, THE DAY OF THE SPECIAL MEETING OF FLORIDA ROCK SHAREHOLDERS CALLED TO APPROVE THE MERGER AGREEMENT. HOWEVER, IF THE CLOSING OF THE FLORIDA ROCK MERGER WILL OCCUR MORE THAN FOUR BUSINESS DAYS AFTER THE SPECIAL MEETING, THE ELECTION DEADLINE WILL BE EXTENDED UNTIL TWO BUSINESS DAYS BEFORE THE CLOSING DATE, AND WE WILL MAKE A PUBLIC ANNOUNCEMENT OF SUCH EXTENSION. PLEASE FOLLOW THE ENCLOSED INSTRUCTIONS. IF YOU NEED ASSISTANCE OR ADDITIONAL COPIES OF THE ELECTION FORM OR THE PROXY STATEMENT/PROSPECTUS, PLEASE CALL D.F. KING & CO., INC., THE INFORMATION AGENT, AT (800) 347-4750 (TOLL FREE) OR (212) 269-5550 (OUTSIDE THE U.S. AND CANADA).
     If you do not make an election by the Election Deadline you will have no control over the type of consideration that you will receive and your Florida Rock shares may be exchanged for the cash consideration, the share consideration or a combination, depending on the elections of the other Florida Rock shareholders, consistent with the proration procedures described below and more fully in the proxy statement/prospectus. As soon as possible after the Election Deadline, the elections made by Florida Rock shareholders will be subject to proration to ensure that, in the aggregate, 70% of the Florida Rock shares are converted into the cash consideration and 30% of the Florida Rock shares are converted into the share consideration. If holders of more than 70% of the Florida Rock shares elect to receive the cash consideration, the cash consideration will be provided in exchange for those Florida Rock shares the holders of which elected the cash consideration on a pro rata basis for an aggregate of 70% of the Florida Rock shares, and all the remaining Florida Rock shares will be exchanged for the share consideration. If holders of more than 30% of the Florida Rock shares elect the share consideration, the share consideration will be provided in exchange for those Florida Rock shares the holders of which elected the share consideration on a pro rata basis for an aggregate of 30% of the Florida Rock shares, and all the remaining Florida Rock shares will be exchanged for the cash consideration.
     Your submission of an Election Form does NOT constitute a vote on the Florida Rock Merger. You may submit an Election Form even if you have voted against the Florida Rock Merger. In order to vote your Florida Rock shares, you must sign, date and return the proxy card included with the proxy statement/prospectus or vote in person at the special meeting of Florida Rock shareholders described in the proxy statement/prospectus.

Very truly yours, FLORIDA ROCK INDUSTRIES, INC.

GENERAL INSTRUCTIONS
(Please carefully read the instructions below.)
1. Execution and Delivery of Election Form
     If you want to make an election to receive cash consideration or share consideration for all or a portion of your Florida Rock shares, the Election Form must be completed, dated, signed and mailed, or hand delivered, to the Exchange Agent, The Bank of New York, at one of the addresses set forth on the Election Form. If you hold Florida Rock shares that are represented by Florida Rock stock certificate(s), the Election Form must be accompanied by the Florida Rock stock certificate(s) representing the Florida Rock shares for which you have made an election or a guarantee of delivery of those Florida Rock shares substantially in the form of the enclosed Notice of Guaranteed Delivery. If you hold Florida Rock shares in book-entry form, you need only return the Election Form. DO NOT SEND FLORIDA ROCK STOCK CERTIFICATES TO VIRGINIA HOLDCO, FLORIDA ROCK OR VULCAN. The method of delivering the Election Form and the other required documentation, including the Florida Rock stock certificate(s), if applicable, is at your option and risk. If mailing is chosen, registered mail with return receipt requested, properly insured, is recommended. A return envelope addressed to the Exchange Agent is enclosed for your convenience.
     The deadline for receipt of the Election Form and other required documentation is 5:00 p.m., New York City time on                     , 2007 (which, taking into account any change as described in the next sentence, we refer to as the Election Deadline), the day of the special meeting of Florida Rock shareholders called to approve the merger agreement. However, if the closing of the Florida Rock Merger will occur more than four business days after the special meeting, this deadline will be extended until two business days before the closing date. Florida Rock and Vulcan will announce the expected closing date by press release at least five business days before the closing date. If you surrender your Florida Rock shares to make an election, you will not be able to sell those Florida Rock shares pending the completion of the Florida Rock Merger, unless your election is properly revoked prior to the Election Deadline or the merger agreement is terminated. All elections will automatically be deemed to be revoked in the event the merger agreement is terminated.
     Item 1 of the Election Form includes information regarding
•	the number of Florida Rock shares that you hold that are represented by Florida Rock stock certificate(s),

•	the number of Florida Rock shares that you hold in book-entry form, and

•	the total number of Florida Rock shares that you hold,
in each case, in the registered account specified in the lower left of the Election Form according to the records of Florida Rock’s transfer agent. If your share information has changed from that indicated on the Election Form, please cross out the old information on the Election Form and write the updated information beside it.
     Item 2 of the Election Form includes the following information for all Florida Rock shares that you hold that are represented by a Florida Rock stock certificate
•	in column A, the certificate number of each Florida Rock stock certificate, and

•	in column B, the number of Florida Rock shares that each such Florida Rock stock certificate represents.
If you hold your Florida Rock shares in book-entry form, Item 2 should be blank. In the other columns of Item 2 of the Election Form, you should
•	mark the box in column C, if you are exchanging and have enclosed the Florida Rock stock certificate described in the corresponding row of columns A and B, or

•	mark the box in column D, if you wish to exchange the Florida Rock stock certificate described in the corresponding row of columns A and B but are unable to locate it.
For each such Florida Rock stock certificate described in columns A and B of Item 2 of the Election Form, you should mark a box in the corresponding row of either column C or column D of Item 2, but not both. If you mark column D with respect to any Florida Rock stock certificate(s), please follow Instruction 10 below regarding lost certificates with respect to such Florida Rock stock certificate(s). If all of your Florida Rock shares are held in book-entry form or you have completed a notice of guaranteed delivery, please leave Item 2 blank.
     In Item 3 of the Election Form, you should
•	mark line A if you wish to elect the share consideration for all of the Florida Rock shares identified under Item 1 of the Election Form,

•	mark line B if you wish to elect the cash consideration for all of the Florida Rock shares identified under Item 1 of the Election Form, or

•	mark line C if you wish to receive a combination of share consideration and cash consideration.
If you mark line C of Item 3 of the Election Form and wish to receive a combination of share consideration and cash consideration, please also print the number of Florida Rock shares with respect to which you wish to receive share consideration and the number of Florida Rock shares with respect to which you wish to receive cash consideration in the space indicated under Item 3 of the Election Form. The total number of Florida Rock shares for which you elect to receive a combination of share consideration and cash consideration may not exceed the number of Florida Rock shares printed on line C of Item 1 of the Election Form. You should mark a box in only one line of Item 3 of the Election Form. In each case, the election that you make in Item 3 of the Election Form is subject to proration as described in the proxy statement/prospectus.
     Unless you call The Bank of New York and request share consideration in the form of Virginia Holdco stock certificate(s), your share consideration (if any) will be in the form of a Virginia Holdco book-entry account. If you wish to have the share consideration (whether in the form of Virginia Holdco stock certificate(s) or a book-entry account) or a check for any cash to be paid issued other than in the exact name(s) of the registered holder(s) of the surrendered Florida Rock shares (for example, if the Florida Rock shares have been transferred or assigned and the transfer has not been registered on the books of Florida Rock’s transfer agent) or if you wish to have the share consideration (in the form of Virginia Holdco stock certificate(s)) or a check for any cash to be paid to be delivered to the registered holder(s) of the Florida Rock shares at an address other than as indicated on the Election Form, please mark Item 4 on the enclosed Election Form and complete Box B or Box C, as appropriate, on the reverse side of the Election Form. You will also need to follow Instruction 4, Instruction 6 or Instruction 7 below. You should not mark Item 4 if the share consideration (whether in the form of Virginia Holdco stock certificate(s) or a book-entry account) or a check for any cash to be paid is to be issued in the exact name(s) of the registered holder(s) of the Florida Rock shares and such certificate(s) and check(s) are to be delivered to the address(es) appearing on the Election Form.
     The Exchange Agent and Virginia Holdco reserve the right to deem that you have not made any election if:
•	no election choice is indicated in Item 3 of the Election Form;

•	more than one election choice is indicated in Item 3 of the Election Form;

•	you fail to follow the instructions on the Election Form (including failure to submit your Florida Rock stock certificate(s) or a notice of guaranteed delivery) or otherwise fail to properly make an election;

•	a completed Election Form (including submission of your Florida Rock stock certificate(s) or a notice of guaranteed delivery) is not actually received by the Exchange Agent prior to the Election Deadline; or

•	you return the Election Form with a notice of guaranteed delivery but do not deliver the Florida Rock stock certificate(s) representing the shares in respect of which an election is being made within the time frame specified in the notice of guaranteed delivery.
     Notwithstanding anything to the contrary in the Election Form, the Exchange Agent and Virginia Holdco reserve the right to waive any flaws in a completed Election Form but shall be under no obligation to do so.
2. Signatures
     The Election Form must be signed by or on behalf of the registered holder(s) of the Florida Rock shares indicated thereon. If the Florida Rock shares are registered in the names of two or more persons, all such persons must sign. The signatures on the Election Form must correspond exactly with the name(s) of the registered account as printed on the Election Form, unless the Florida Rock shares have been assigned or otherwise transferred by such registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last assignee or other transferee in accordance with Instruction 4 below. If the Florida Rock shares indicated on the Election Form are registered in different forms of the name of any person signing the Election Form (e.g., “John Smith” on one Florida Rock share and “J. Smith” on another), it is only necessary that the Election Form be signed in the registered name(s) on the account as indicated in the lower left of the Election Form. When signing as agent, attorney, administrator, executor, guardian, trustee or in any other fiduciary or representative capacity, or as an officer of a corporation on behalf of the corporation, please give full title as such and follow Instruction 5 below.
3. Issuance of Share Consideration or Payment of Cash in Same Name
     If the Virginia Holdco stock certificate(s) representing share consideration or a check for any cash to be paid are to be issued in the exact name(s) of the registered holder(s) of the surrendered Florida Rock shares and such certificate(s) and check(s) are to be delivered to address(es) appearing on the Election Form, then such Florida Rock stock certificate(s)

representing such surrendered shares need not be endorsed and no guarantee of the signature(s) on the Election Form is required. For a correction of name or for a change in name that does not involve a change in ownership, you must follow Instruction 7 below.
4. Issuance of Share Consideration or Payment of Cash in Different Names
     If the Virginia Holdco stock representing share consideration or a check for any cash to be paid is to be issued other than in the exact name(s) of the registered names on the account as indicated in the lower left of the Election Form (for example, if the Florida Rock shares have been transferred or assigned and the transfer has not been registered on the books of Florida Rock), you must mark Item 4 on the enclosed Election Form, provide the information in Box B on the reverse side of the Election Form and comply with the following:
     (a) Endorsement and Guarantee. If the Florida Rock shares are represented by Florida Rock stock certificate(s), the Florida Rock stock certificate(s) surrendered must be properly endorsed, or accompanied by appropriate stock powers properly executed, by the registered holder(s) of such Florida Rock stock certificate(s) to the person(s) who are to receive the certificate representing share consideration or a check for any cash to be paid. The signature(s) of the registered holder(s) on the endorsement or stock powers must correspond exactly with the name(s) written upon the face of such Florida Rock stock certificate(s), without alteration, enlargement or any change whatsoever, and must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program. The signature of a notary public is not sufficient for these purposes.
     (b) Transferee’s Signature. The enclosed Election Form must be signed by the assignee(s) or other transferee(s) of the Florida Rock shares indicated thereon, or his, her or its agent, and should not be signed by the assignor or other transferor. The signature of such assignee(s) or other transferee(s) must be guaranteed as provided in Instruction 4(a) above.
     (c) Transfer Taxes. Satisfactory evidence of the payment of all applicable stock transfer taxes (whether imposed on such registered holder(s) or such other person) payable on account of the transfer or assignment to such other person of such Florida Rock shares (or satisfactory evidence that such tax is not applicable) must be received by the Exchange Agent prior to the delivery of share consideration or a check for any cash to be paid.
     You should consult your own tax advisor as to possible tax consequences resulting from the issuance of the Virginia Holdco stock shares or a check for any cash to be paid in a name other than that of the registered holder(s) of the surrendered Florida Rock shares.
5. Supporting Evidence of Authority
     In case the Election Form is executed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, there must be submitted with the Election Form documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions where necessary). Such documentary evidence of authority must be in a form satisfactory to the Exchange Agent.
6. Special Instructions for Delivery by the Exchange Agent
     Any Virginia Holdco stock certificate(s) representing share consideration and/or any check for any cash to be paid will be mailed to the address(es) of the registered holder(s), as indicated on the Election Form. If you wish the Virginia Holdco stock certificate(s) representing share consideration and/or a check for any cash to be paid to be delivered to the registered holder(s) at an address other than as indicated on the Election Form, you must mark Item 4 on the Election Form and complete Box C on the reverse side of the Election Form. Please note that the appropriate signature(s) must be guaranteed as provided in Instruction 4(a) above and that the signature of a notary public is not sufficient for this purpose. Your address of record will not be affected by completing Box C on the reverse side of the Election Form.

7. Correction of or Change in Name
     For a correction of name or for a change in name which does not involve a change in ownership, you may proceed as follows: (a) for a change in name by marriage, etc., the Election Form should be signed, e.g., “Mary Doe, now by marriage Mary Jones” and (b) for a correction in name, the Election Form should be signed, e.g., “James E. Brown, incorrectly inscribed as J.E. Brown.” In each such case, the signature on the Election Form must be guaranteed as provided in Instruction 4(a) above. The signature of a notary public is not sufficient for this purpose.
8. Substitute Form W-9
     Each Florida Rock shareholder that submits this Election Form (or any person submitting this Election Form on behalf of a Florida Rock shareholder) is required to provide the Exchange Agent with the shareholder’s correct Taxpayer Identification Number (“TIN”), generally the shareholder’s social security or U.S. federal employer identification number, on the Substitute Form W-9 provided below, or, alternatively, to establish another basis for exemption from backup withholding. Item (2) in the Certification box of the Substitute Form W-9 must be crossed out if the shareholder is subject to backup withholding. In addition to potential penalties, failure to provide the correct information on the Substitute Form W-9 may subject the shareholder to 28% U.S. federal income tax backup withholding on any reportable payments made to such shareholder. If the shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such shareholder should write “Applied For” in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold 28% from any payments of the purchase price to such shareholder. A shareholder that is not a United States person may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (which the Exchange Agent will provide upon request) signed under penalty of perjury, attesting to that shareholder’s exempt status.
     The signature and date endorsed on the Substitute Form W-9 will serve to certify that the TIN and withholding information provided in your Election Form are true, correct and complete. See the attached Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.
9. Improper Surrender
     The Exchange Agent and Virginia Holdco have the discretion to determine whether an Election Form has been properly completed, signed and submitted or revoked and to disregard immaterial defects in any Election Form. The Exchange Agent or Virginia Holdco may request from persons making an election such additional documents as the Exchange Agent or Virginia Holdco deem appropriate to cure any defect or irregularity. The good faith decision of the Exchange Agent or Virginia Holdco in such matters shall be conclusive and binding. The Exchange Agent and Virginia Holdco do not have any duty to give notification of defects in any Election Form.
10. Lost Certificates
     If any Florida Rock stock certificate has been lost or stolen, please see the information under “Information Regarding Missing Certificates” on the reverse side of the Election Form. All inquiries with respect to replacement of any lost Florida Rock stock certificate(s) should be made to the Exchange Agent at 1-800-                    .
11. No Fractional Interests
     No certificate representing a fraction of a share of Virginia Holdco will be issued to any Florida Rock shareholder. In lieu thereof, the Exchange Agent will remit on Virginia Holdco’s behalf cash, without interest, in an amount equal to the product obtained by multiplying the fractional share interest to which such shareholder would otherwise be entitled by the closing price on the New York Stock Exchange, Inc. for Vulcan shares on the last trading day immediately preceding the effective time of the Florida Rock Merger.

12. Miscellaneous
     The terms and conditions of the merger agreement are incorporated herein by reference in their entirety and shall be deemed to form a part of the terms and conditions of this Election Form.
13. Inquiries
     If you have any questions about the Florida Rock Merger, need assistance in voting your Florida Rock shares or making elections or need additional copies of the proxy statement/prospectus, the proxy card, the Election Form or any related documentation, you should contact the Information Agent, D.F. King & Co., Inc. at (800) 347-4750 (toll free) or (212) 269-5550 (outside the U.S. and Canada).

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
     Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account		Give the SOCIAL SECURITY number of:

1.	An individual’s account	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

	b So-called trust account that is not a legal or valid trust under State law	The actual owner(1)

5.	Sole proprietorship or single-owner LLC	The owner(3)

For this type of account		Give the EMPLOYER IDENTIFICATION number of:

6.	A valid trust, estate, or pension trust	Legal entity 4)

7.	Corporate or LLC electing corporate status on Form 8832	The corporation

8.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization

9.	Partnership or multi-member LLC	The partnership

10.	A broker or registered nominee	The broker or nominee

11.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
If you do not have a taxpayer identification number, apply for one immediately. To apply for a SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for a TIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1 (800) TAX-FORM, or from the IRS Web Site at www.irs.gov.
Payees Exempt From Backup Withholding
Payees specifically exempted from backup withholding include:
1.	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

2.	The United States or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4.	A foreign government or any of its political subdivisions, agencies or instrumentalities.

5.	An international organization or any of its agencies or instrumentalities.
Payees that may be exempt from backup withholding include:
6.	A corporation.

7.	A foreign central bank of issue.

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

9.	A futures commission merchant registered with the Commodity Futures Trading Commission.

10.	A real estate investment trust.

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.	A common trust fund operated by a bank under Section 584(a).

13.	A financial institution.

14.	A middleman known in the investment community as a nominee or custodian.

15.	A trust exempt from tax under Section 664 or described in Section 4947.
The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

If the payment is for ...	THEN the payment is exempt for ...

Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker
Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, check the appropriate box for your status, check the “Exempt from backup withholding” box, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.
Privacy Act Notice. Section 6109 requires you to provide your correct taxpayer identification number to payers who must file information returns with the IRS to report interest, dividends, and certain other income paid to you to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes and to cities, states, and the District of Columbia to carry out their tax laws, and may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties
(1) Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

The Substitute Form W-9 BELOW must be completed and signed. PLEASE PROVIDE YOUR SOCIAL SECURITY NUMBER OR OTHER TAXPAYER IDENTIFICATION NUMBER (“TIN”) AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING.

Substitute Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for TIN and Certification

Name:

Please check the appropriate box indicating your status: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other .................................	☐ Exempt from backup withholding

Address (number, street, and apt. or suite no.)

City, state, and ZIP code

Part I TIN

PLEASE PROVIDE YOUR TIN ON THE APPROPRIATE LINE AT THE RIGHT. For most individuals, this is your social security number. If you do not have a number, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. If you are awaiting a TIN, write “Applied For” in this Part I, complete the “Certificate Of Awaiting Taxpayer Identification Number” below.	Social Security Number OR Employer Identification Number

Part II Certification

Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person ▶	Date ▶

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU ON ACCOUNT OF THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS, AND PLEASE SEE “IMPORTANT TAX INFORMATION”.

COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE
“APPLIED FOR”
INSTEAD OF A TIN ON THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of all reportable payments made to me will be withheld.

Sign Here	Signature of U.S. person ▶	Date ▶

FLORIDA ROCK INDUSTRIES, INC.
NOTICE OF GUARANTEED DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
     This Notice of Guaranteed Delivery or one substantially similar hereto must be used to make a valid election with respect to your shares of common stock of Florida Rock Industries, Inc. (“Florida Rock”), as set forth in the Proxy Statement/Prospectus dated [                    , 2007 ] (the “Prospectus”) and the accompanying Common Stock Election Form and the instructions thereto (collectively, the “Election Form”), if (1) your stock certificate(s) representing shares of Florida Rock common stock are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or (3) you cannot deliver the certificate(s) and all other required documents to The Bank of New York (the “Exchange Agent”) prior to the Election Deadline (as defined in the Election Form). You may deliver this Notice of Guaranteed Delivery by hand, telegram, facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below and it must be received by the Exchange Agent on or before the Election Deadline. See “Mailing and Delivery Instructions” in the Election Form for further information.
TO: THE BANK OF NEW YORK, Exchange Agent

If delivered by Mail, to:	If delivered by Overnight Courier:	If delivered by Hand:
The Bank of New York Florida Rock Industries, Inc. P.O. Box 859208 Braintree, MA 02185-9208	The Bank of New York Florida Rock Industries, Inc. 161 Bay State Drive Braintree, MA 02184	The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window Street Level New York, NY 10286
If by facsimile transmission:
(For eligible institutions only)
(781) 930-4939
Facsimile confirmation number
(781) 930-4900
     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on an Election Form is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in Box B or Box C of the Election Form.

Ladies and Gentlemen:
     I hereby acknowledge that if the shares of Florida Rock common stock listed below are not delivered to the Exchange Agent by 5:00p.m. Eastern Time on the second NYSE trading day after the Election Deadline (as defined in the Election Form), the Exchange Agent may deem that I have not made an election with respect to such shares.
     I hereby tender to the Exchange Agent the shares of Florida Rock common stock listed below, upon the terms of and subject to the conditions set forth in the Prospectus and the related Election Form, including the instructions thereto, receipt of which I hereby acknowledge, pursuant to the guaranteed delivery procedures set forth in the Prospectus, as follows:

Certificate No.	Number of Shares

The Book-Entry Transfer Facility Account Number (if the shares of Florida Rock common stock will be delivered by book-entry transfer)	Sign Here

Account Number	Signature(s)

Number of Shares	Number and Street or P.O. Box

Dated:	,

City, State, Zip Code

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GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program guarantees delivery to the Exchange Agent of certificates representing the shares of Florida Rock common stock listed above, in proper form for transfer or delivery of such shares of Florida Rock common stock pursuant to procedures for book-entry transfer, in either case with delivery of a properly completed and duly executed Election Form (or manually signed facsimile thereof) and any other required documents, no later than 5:00p.m. New York City Time on the second NYSE trading day after the date hereof.

Firm Name (Print)

Authorized Signature

Address

City, State, Zip Code

Area Code and Telephone Number

Date ______________, ____
DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS FORM. THEY SHOULD BE SENT WITH THE ELECTION FORM TO THE EXCHANGE AGENT (UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).

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